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                                                              EXHIBIT 4.3
                                                              -----------










         VOID AFTER 5:00 P.M. NEW YORK CITY
         TIME ON AUGUST 26, 2004


         THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                   Right to Purchase ________ Common Units
                                   of Buyitnow.com, LLC owned by e4L, Inc.

Date: August 27, 1999


                             STOCK PURCHASE WARRANT

         THIS CERTIFIES THAT, for value received, _____________________ or its registered assigns, is entitled to purchase from e4L, INC., a corporation organized under the laws of the State of Delaware (the "COMPANY"), at any time or from time to time during the period specified in Section 2 hereof, ________________________________ (____) common units (the "WARRANT SHARES") of
Buyitnow.com, LLC ("BUYITNOW") at an exercise price per share (the "EXERCISE PRICE") equal to the greater of (i) $5.00 or (ii) the price per share at which Buyitnow receives equity financing of at least an aggregate of $10,000,000. The number of Warrant Shares and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "WARRANTS" means this Warrant and the other warrants of the Company to purchase common units of Buyitnow issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the other signatories thereto (the "SECURITIES PURCHASE AGREEMENT"). In addition, the holder of this Warrant has certain rights as set forth in Section 8 hereof in the event of a change of control of Buyitnow.

         This Warrant is subject to the following terms, provisions, and conditions:

         1. MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. Subject to the provisions hereof, including, without limitation, the limitations contained in Section 4 hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "EXERCISE AGREEMENT"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such




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other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be sold to the holder hereof as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above or, if such date is not a business date, on the next succeeding business date. The Company shall use its best efforts to deliver the certificates for the Warrant Shares so purchased within a reasonable time after this Warrant shall have been so exercised. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

         2.       PERIOD OF EXERCISE.

                  (a) This Warrant is exercisable, at any time or from time to time during the period (the "EXERCISE PERIOD") beginning on the 180th day after the closing of an initial public offering of Buyitnow, and ending at 5:00 p.m., New York City time on, August 26, 2004 (the "EXPIRATION DATE").

         3. ANTIDILUTION PROVISION. The Exercise Price and the number of Warrant Shares which may be purchased hereunder shall be subject to adjustment from time to time as provided in this Section 3.

                  (a) SUBDIVISION OR COMBINATION OF COMMON STOCK. If Buyitnow at any time after the date of the initial issuance of this Warrant (the "ISSUE DATE"), subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its common units into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If Buyitnow, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its common units into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

         4.       TRANSFER AND REPLACEMENT OF WARRANT.

                  (a) RESTRICTION ON TRANSFER. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in
Section 5 below, PROVIDED, HOWEVER, that any transfer or assignment shall be subject to the conditions set forth in Section 4(d) hereof and to the provisions of Sections 2(f) and 2(g) of the Securities Purchase Agreement. Until due presentment for transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

                  (b) REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  (c) CANCELLATION. Upon the surrender of this Warrant in connection with any transfer or replacement as provided in this Section 4, this Warrant shall be promptly canceled by the Company.

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                  (d) EXERCISE OR TRANSFER WITHOUT REGISTRATION. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "ACCREDITED INVESTOR" as defined in Rule 501(a) promulgated under the Securities Act; PROVIDED that no such opinion, letter, status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

         5. NOTICES. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:

                           e4L, Inc.
                           15821 Ventura Boulevard, 5th Floor
                           Los Angeles, CA  91436
                           Telecopy: (818) 461-6530
                           Attn: Daniel M. Yukelson

                           with a copy to:

                           Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 S. Broad Street
                           Philadelphia, PA  19102
                           Telecopy: (215) 568-6603
                           Attn:  William W. Matthews, III, Esquire

If to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as such holder furnishes by notice given in accordance with this Section 9.

         6. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

         7.       MISCELLANEOUS.

                  (a) AMENDMENTS. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

                  (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

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                  (c) BUSINESS DAY. For purposes of this Warrant, the term
"business day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

         8.       SALE OF BUYITNOW.

                  (a) PAYMENT BY THE COMPANY. So long as the Exercise Period shall not have commenced, in case of any consolidation of Buyitnow with, or merger of Buyitnow into any other corporation, or in case of any sale or conveyance of all of the outstanding units of Buyitnow or all or substantially all of its assets other than in connection with a plan of complete liquidation of Buyitnow (collectively, a "CHANGE OF CONTROL TRANSACTION") at any time after the third (3rd) anniversary of the Issue Date and prior to the Expiration Date, the Company shall pay to the holder of this Warrant pursuant to and in accordance with Section 8(b), an amount of cash or other consideration (the "BUYITNOW BUYOUT PAYMENT") determined in accordance with the following formula:


                           B        =       W   x    ( (C / N)  -    E)


Where:

         B   =    The amount of the Buyitnow Buyout Payment, which payment
                  shall be in the same form (i.e., cash or non-cash) as the consideration which the Company receives for its Buyitnow common units pursuant to the Change of Control Transaction.

         W   =    The number of Warrant Shares issuable upon exercise of this
                  Warrant on the date of consummation of the Change of Control
                  Transaction.

         C   =    The Value (as defined below) of the consideration received by the Company in the Change of Control Transaction.

         N   =    The number of common units of Buyitnow held by the Company immediately prior to the consummation of the Change of Control
                  Transaction.

         E   =    The Exercise Price of this Warrant on the date of
                  consummation of the Change of Control Transaction.


                  (b) BUYITNOW BUYOUT PAYMENT. Within ten (10) business days after the consummation of a Change of Control Transaction, the Company shall provide written notice (the "BUYOUT NOTICE") to the holder of this Warrant stating that a Change of Control Transaction has occurred, along with a calculation of the amount of the payment (and the form of the consideration thereof) which the holder of this Warrant may receive. If the holder of this Warrant desires to receive such payment, such holder shall submit to the Company, within ten (10) business days after receipt of the Buyout Notice, this Warrant and a written notice which indicates that the holder of this Warrant desires to receive the Buyitnow Buyout Payment. Subject to any applicable time and/or other restrictions imposed upon the Company by the documents relating to the Change of Control Transaction, the Company shall pay the Buyitnow Buyout Payment to the holder of this Warrant within ten (10) business days after receipt of this Warrant, the aforementioned notice and the receipt by the Company of the full consideration which the Company is entitled to receive in connection with the Change of Control Transaction.

                  (c) STATUS OF WARRANT. Upon tender of this Warrant in accordance with Section 8(b), this Warrant shall be null and void and of no further force and effect, except as to the right of the holder to receive the Buyitnow Buyout Payment.

                  (d) DEFINITIONS.     For purposes of this Section 8,

                      "VALUE" means (i) with respect to cash, the amount thereof and (ii) with respect to consideration other than cash, the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration will be the Market Price thereof as of the date of the consummation of the Change of Control Transaction. The fair market value of any consideration other than cash or securities will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

                      "MARKET PRICE" means the volume weighted average sale prices on the principal trading market for a security for the trading day immediately preceding the date of the consummation of the Change of Control Transaction, or, if the Market Price cannot be calculated as of such date on the foregoing basis, the Market Price shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

         9. ASSIGNMENT OF REGISTRATION RIGHTS. The Company hereby assigns to the holder of this Warrant all of its rights with respect to the registration of all Warrant Shares for which this Warrant may be exercised (which rights are set forth in the Registration Rights Agreement, dated as of June 7, 1999, among BuyItNow.com L.L.C., e4L, Inc. and BuyItNow, Inc. (the "Buyitnow Registration Rights Agreement"), a copy of which is attached hereto as Exhibit A; provided that the holder of this Warrant assumes the Company's obligations in respect of the Warrant Shares set forth in the Buyitnow Registration Rights Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


                                  E4L, INC.


                                  By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                           ------------------------------------




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                           FORM OF EXERCISE AGREEMENT

         (TO BE EXECUTED BY THE HOLDER IN ORDER TO EXERCISE THE WARRANT)

To:      e4L, Inc.
         15821 Ventura Boulevard, 5th Floor
         Los Angeles, CA  91436
         Telecopy: (818) 461-6530
         Attn: Daniel M. Yukelson

         The undersigned hereby irrevocably exercises the right to purchase _____________ common units of Buyitnow.com, LLC, evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

         (i) The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws, and agrees that the following legend may be affixed to the stock certificate for the Common Stock hereby subscribed for if resale of such Common Stock is not registered or if Rule 144 is unavailable:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

         (ii) The undersigned hereby assumes the Company's obligations under the Buyitnow Registration Rights Agreement in respect of the Warrant Shares.

         (iii) The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder and delivered to the undersigned at the address set forth below:


Dated:
      --------------------                -------------------------------------
                                                    Signature of Holder

                                          -------------------------------------
                                                    Name of Holder (Print)

                                                    Address:
                                          -------------------------------------
                                          -------------------------------------
                                          -------------------------------------




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                               FORM OF ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

NAME OF ASSIGNEE              ADDRESS                  NO OF SHARES
----------------              -------                  ------------






, and hereby irrevocably constitutes and appoints ______________
________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated: _____________________, ____,

In the presence of

------------------

                         Name:
                               ----------------------------------


                                Signature:
                                              ---------------------------------
                                Title of Signing Officer or Agent (if any):

                                              ---------------------------------
                                Address:
                                              ---------------------------------


                                Note:  The above signature should correspond
                                       exactly with the name on the face of the within Warrant.